Exhibit 10.14.1.2

SECOND AMENDMENT TO SALE AND SERVICING AGREEMENT

     This Second Amendment (this “Amendment”) to the Sale and Servicing Agreement referenced below is entered into as of April 15, 2004, among CapitalSource Funding II Trust, a Delaware statutory trust (the “Issuer”), CS Funding II Depositor LLC, a Delaware limited liability company, as Depositor (in such capacity, the “Depositor”), CapitalSource Finance LLC, a Delaware limited liability company (“CapitalSource”), as Loan Originator (in such capacity, the “Loan Originator”) and as Servicer (in such capacity, the “Servicer”) and Wells Fargo Bank, National Association, successor-by-merger to Wells Fargo Bank Minnesota, National Association, a national banking association, as Indenture Trustee on behalf of the Noteholders (in such capacity, the “Indenture Trustee”), as Paying Agent (the “Paying Agent”), as Collateral Custodian (the “Collateral Custodian”) and as Backup Servicer (the “Backup Servicer”).

R E C I T A L S:

     WHEREAS, the Issuer, the Depositor, CapitalSource, the Loan Originator, the Servicer, the Indenture Trustee, the Paying Agent, the Collateral Custodian and the Backup Servicer are parties to the Sale and Servicing Agreement, dated as of September 17, 2003 (as amended, supplemented and otherwise modified from time to time, the “Sale and Servicing Agreement”);

     WHEREAS, the parties wish to reduce the Purchase Price Percentage for certain Loans acquired by the Issuer;

     NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Amendments to the Sale and Servicing Agreement. Effective as of the execution and delivery of this Amendment by all parties hereto, the definition of “Purchase Price Percentage” in Section 1.01 of the Sale and Servicing Agreement is hereby amended and restated in its entirety as follows:

     “Purchase Price Percentage: On any Business Day, with respect to each Loan (other than Alarm Service Loans) acquired by the Issuer during any period in which the Issuer has acquired Loans (other than Alarm Service Loans) with an aggregate Additional Note Principal Balance in excess of Four Hundred Million Dollars ($400,000,000) (after giving effect to all repurchases by the Depositor and/or Originator) from the Depositor and/or the Originator, a percentage determined as follows:

     (a) with respect to all Senior Secured Loans assigned Loan Rating 1, Loan Rating 2, Loan Rating 3 or Loan Rating 4, 70%;

     (b) with respect to all Subordinated Loans assigned Loan Rating 1, Loan Rating 2, Loan Rating 3 or Loan Rating 4, 45%;

     (c) with respect to all Senior Secured Loans assigned Loan Rating 5, 45%;

     (d) with respect to all Subordinated Loans assigned Loan Rating 5, 20%; and

     (e) with respect to all Loans assigned Loan Rating 6, 0%.

     On any Business Day, with respect to each other Loan, a percentage determined as follows:

     (a) with respect to all Senior Secured Loans assigned Loan Rating 1, Loan Rating 2, Loan Rating 3 or Loan Rating 4, 80%;

     (b) with respect to all Subordinated Loans assigned Loan Rating 1, Loan Rating 2, Loan Rating 3 or Loan Rating 4, 50%;

     (c) with respect to all Senior Secured Loans assigned Loan Rating 5, 50%;

     (d) with respect to all Subordinated Loans assigned Loan Rating 5, 25%; and

     (e) with respect to all Loans assigned Loan Rating 6, 0%.”

     2. Representations and Warranties. Each of the Issuer, the Depositor, the Servicer and the Loan Originator hereby represents and warrants that (i) it has the power and is duly authorized to execute and deliver this Amendment, (ii) this Amendment has been duly authorized, executed and delivered, (iii) it is and will continue to be duly authorized to perform its obligations under the Basic Documents and this Amendment, (iv) the execution, delivery and performance by it of this Amendment shall not (1) result in the breach of, or constitute (alone or with notice or with the lapse of time or both) a default under, any material agreement or instrument to which it is a party, (2) violate (A) any provision of law, statute, rule or regulation, or organizational documents or other constitutive documents, (B) any order of any Governmental Authority or (C) any provision of any material indenture, agreement or other instrument to which it is a party or by which it or any of its property is or may be bound, or (3) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Issuer other than pursuant to the Basic Documents, (v) this Amendment and each of the Basic Documents to which it is a party or by which it or its assets may be or is bound constitutes its legal, valid and binding obligations, enforceable against it (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors’ rights generally and to general principles of equity), (vi) except as publicly disclosed, there are not any actions, suits, investigations (civil or criminal) or proceedings at law or in equity or by or before any Governmental Authority pending or, to its knowledge, threatened against or affecting it or any of its business, property or rights (1) which involve any Basic Document or the Loan Documents or (2) which would be materially likely to result in a Material Adverse Effect, (vii) it is not in default or violation with respect to any law, rule or regulation, judgment, writ, injunction or decree order of any court, governmental authority, regulatory agency or arbitration board or tribunal and, with respect to the Loan Originator and Depositor, the effect of which would have a material adverse effect on its business, assets, operations or financial condition and (viii) no Termination Event, Default or Event of Default has occurred or is continuing. Except as expressly amended by the terms of this Amendment, all terms and conditions of the Sale and Servicing Agreement shall remain in full force and effect and are hereby ratified in all respects. The Initial Noteholder does not object to the execution of this Amendment by Wilmington Trust Company or the Issuer.

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     3. No Reliance. Each of the Loan Originator, the Depositor and the Issuer hereby acknowledges that it has not relied on the Initial Noteholder or any of its officers, directors, employees, agents and “control persons” as such term is used under the Act and under the Securities Exchange Act of 1934, as amended, for any tax, accounting, legal or other professional advice in connection with the transactions contemplated by this Amendment or the Basic Documents, that each of the Loan Originator, the Depositor and the Issuer has retained and been advised by such tax, accounting, legal and other professionals as it has deemed necessary in connection with the transactions contemplated by this Amendment and the Basic Documents and that the Initial Noteholder makes no representation or warranty, and shall have no liability with respect to, the tax, accounting or legal treatment or implications relating to the transactions contemplated by this Amendment and the Basic Documents.

     4. Defined Terms; Headings. All capitalized terms used herein, unless otherwise defined herein, have the same meanings provided herein or in the Sale and Servicing Agreement. The headings of the various Sections of this Amendment have been inserted for convenience of reference only and shall not be deemed to be part of this Amendment.

     5. Limited Amendment. This Amendment is limited precisely as written and shall not be deemed to (a) be a consent to a waiver or any other term or condition of the Sale and Servicing Agreement, the other Basic Documents or any of the documents referred to therein or executed in connection therewith or (b) prejudice any right or rights the Noteholders may now have or may have in the future under or in connection with the Sale and Servicing Agreement, the other Basic Documents or any documents referred to therein or executed in connection therewith. Whenever the Sale and Servicing Agreement is referred to in the Sale and Servicing Agreement or any of the instruments, agreements or other documents or papers executed and delivered in connection therewith, it shall be deemed to mean the Sale and Servicing Agreement, as the case may be, as modified by this Amendment. Except as hereby amended, no other term, condition or provision of the Sale and Servicing Agreement shall be deemed modified or amended, and this Amendment shall not be considered a novation.

     6. Construction; Severability. This Amendment is a document executed pursuant to the Sale and Servicing Agreement and shall (unless otherwise expressly indicated therein) be construed, administered or applied in accordance with the terms and provisions thereof. If any one or more of the covenants, agreements, provisions or terms of this Amendment shall be held invalid in a jurisdiction for any reason whatsoever, then, in such jurisdiction, such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Amendment.

     7. Counterparts; Facsimile Signature. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. The parties may execute facsimile copies of this Amendment and the facsimile signature of any such party shall be deemed an original and fully binding on said party.

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     8. Governing Law. This Amendment shall be governed and construed in accordance with the applicable terms and provisions of Section 13.05 (Governing Law) of the Sale and Servicing Agreement, which terms and provisions are incorporated herein by reference.

     9. Limitation on Liability. It is expressly understood and agreed by the parties hereto that (a) this Amendment is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Owner Trustee of CapitalSource Funding II Trust, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Amendment or any other related documents.

     10. Recordation of Amendment. To the extent permitted by applicable law, this Amendment, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the Securityholders’ expense on direction of the Majority Noteholders but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Securityholders or is necessary for the administration or servicing of the Loans.

     11. Successor and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[Remainder of Page Intentionally Left Blank. Signature Pages Follow.]

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     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to the Sale and Servicing Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

CAPITALSOURCE FUNDING II TRUST,
By:	Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee

By:	/s/ Rachel L. Simpson

Name:	Rachel L. Simpson
Title:	Financial Services Officer

CS FUNDING II DEPOSITOR LLC,
as Depositor

By:	/s/ Steven A. Museles

Name:	Steven A. Museles
Title:	Senior Vice President

CAPITALSOURCE FINANCE LLC,
as CapitalSource, Loan Originator and Servicer

By:	/s/ Steven A. Museles

Name:	Steven A. Museles
Title:	Senior Vice President

[Signature Pages to Second Amendment to Sale and Servicing Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
successor-by-merger to Wells Fargo Bank Minnesota, National Association as Indenture Trustee, Collateral Custodian, Paying Agent and Backup Servicer

By:	/s/ Jeanine C. Casey

Name:	Jeanine C. Casey
Title:	Corporate Trust Officer

[Signature Pages to Second Amendment to Sale and Servicing Agreement]

ACKNOWLEDGED AND AGREED:

CITIGROUP GLOBAL MARKETS REALTY
CORP., as Initial Noteholder

By:	/s/ Jeff Cady

Name:	Jeff Cady
Title:	Vice President

[Signature Pages to Second Amendment to Sale and Servicing Agreement]